Exhibit 95

MINE SAFETY DISCLOSURE

We operate surface mines in the United States and Canada to produce construction aggregates. The operations of our mines in the United States are subject to regulation by the Federal Mine Safety and Health Administration (“MSHA”) under the Federal Mine Safety and Health Act of 1977 (the “Mine Act”).

The chart below contains information regarding certain reportable and non-reportable mining safety and health citations or orders that MSHA issued during the quarter ended June 30, 2024 associated with our mining operations:

Name of Mine	MSHA ID	Number of Inspections	Section 104 Citations	Section 104(b) Orders	Section 104(d) Citations and Orders	Section 110(b) Violations	Section 107(a) Orders	Total Dollar Value of MSHA Proposed Assessments	Total Number of Mining-related Fatalities	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to have Pattern under Section 104(e) (yes/no)	Pending Legal Actions as of Last Day of Period	Instituted Legal Actions During Period	Resolved Legal Actions During Period
Alaska Portable #1(2)	50-01459									No	No	1	—	—
Alaska Portable #2	50-01534									No	No	—	—	—
Alaska Portable #3	50-01534									No	No	—	—	—
Arvin Pit	04-04360									No	No	—	—	—
B2413 - 20 Mile(1)	B2413									No	No	—	—	—
Bee Rock Quarry	04-04704	1						147		No	No	—	—	—
Big Rock	04-05946									No	No	—	—	—
Bishop	04-01869	1						147		No	No	—	—	—
Bradshaw	04-03107	1								No	No	—	—	—
Brunswick	26-02007									No	No	—	—	—
Bulldog	22-00813									No	No	—	—	—
Capay Plant Facility	04-05338									No	No	—	—	—
Circle T Ranch Pit	45-01882									No	No	—	—	—
Coalinga Pit	04-01879	1	2				1	294		No	No	—	—	—
Conrock	50-01282									No	No	—	—	—
Desoto	22-0068									No	No	—	—	—
Felton Quarry	04-00107									No	No	—	—	—
Freeman Quarry	04-05448									No	No	—	—	—

Name of Mine	MSHA ID	Number of Inspections	Section 104 Citations	Section 104(b) Orders	Section 104(d) Citations and Orders	Section 110(b) Violations	Section 107(a) Orders	Total Dollar Value of MSHA Proposed Assessments	Total Number of Mining-related Fatalities	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to have Pattern under Section 104(e) (yes/no)	Pending Legal Actions as of Last Day of Period	Instituted Legal Actions During Period	Resolved Legal Actions During Period
Gardner Pit	04-01683									No	No	—	—	—
Handley Ranch Quarry	04-05629	1						588		No	No	—	—	—
Highway 175	04-05336									No	No	—	—	—
Indio	04-01854									No	No	—	—	—
Kerley Pit	02-03375									No	No	—	—	—
Lee Vining	04-05234									No	No	—	—	—
Littlerock	04-04926									No	No	—	—	—
Lockwood Quarry	26-02204	1								No	No	—	—	—
Love	22-00389									No	No	—	—	—
Lucas Pit	50-01819									No	No	—	—	—
Mission	45-03718									No	No	—	—	—
North Plant	40-01635	2	3					735		No	No	—	—	—
Promontory	42-02541									No	No	—	—	—
N50 Alaska - Fort Knox(1)	N50	1								No	No	—	—	—
N50 Nevada - Couer Rochester(1)	N50									No	No	—	—	—
N50 Utah - KUCC BMP(1)	N50									No	No	—	—	—
N50 Utah - East Waste Rock Project(1)	N50									No	No	—	—	—
N50 Utah - KUCC N50(1)	N50									No	No	—	—	—
N50 Washington Granite Falls(1)	N50									No	No	—	—	—
Perry	22-00763									No	No	—	—	—
PU3 Freeport McMoRan - Bagdad(1)	PU3									No	No	—	—	—
PU3 - Asarco(1)	PU3	1								No	No	—	—	—
PU3 - Chino(1)	PU3									No	No	—	—	—
PU3 - Layne Capstone(1)	PU3									No	No	—	—	—
PU3 - Layne Chandler(1)	PU3									No	No	—	—	—
PU3 - Layne Cortez(1)	PU3									No	No	—	—	—
PU3 - Layne - FMI (1)	PU3									No	No	—	—	—

Name of Mine	MSHA ID	Number of Inspections	Section 104 Citations	Section 104(b) Orders	Section 104(d) Citations and Orders	Section 110(b) Violations	Section 107(a) Orders	Total Dollar Value of MSHA Proposed Assessments	Total Number of Mining-related Fatalities	Received Notice of Pattern of Violation Under Section 104(e) (yes/no)	Received Notice of Potential to have Pattern under Section 104(e) (yes/no)	Pending Legal Actions as of Last Day of Period	Instituted Legal Actions During Period	Resolved Legal Actions During Period
PU3 - Layne - Silver Bell(1)	PU3									No	No	—	—	—
PU3 - Layne - Morenci(1)	PU3	2						147		No	No	—	—	—
PU3 - Safford(1)	PU3									No	No	—	—	—
PU3 - Tintric(1)	PU3									No	No	—	—	—
PU3 - Trixie(1)	PU3									No	No	—	—	—
PU3 - Tyrone(1)	PU3									No	No	—	—	—
PU3 - Lonestar(1)	PU3									No	No	—	—	—
Solari	04-05947	1								No	No	—	—	—
Swan Pit(3)	02-02647	1	1					147		No	No	1	1	—
Tangerine Road Pit	02-00649	1						441		No	No	—	—	—
Tiger	22-00828									No	No	—	—	—
Utah Portable #4	42-01761									No	No	—	—	—
Vernalis	04-05783									No	No	—	—	—
Wade Sand Pit	26-02404	1								No	No	—	—	—
Washington Portable #1	45-03717									No	No	—	—	—
Washington Portable #2	45-03724									No	No	—	—	—
Walker Pit	42-01014	1						147		No	No	—	—	—
Wells Pit	42-02250	1	—	—	—	—	—	147	—	No	No	—	—	—
Whatcom Portable Mill	45-00975									No	No	—	—	—
Wolfe Pit	50-01816	1								No	No	—	—	—
Total		19	6	—	—	—	1	$2,940	—			2	1	—
(1) Denotes where we are working as an "independent contractor" at another operator's mine.
(2) The pending legal action for our Alaska Portable #1 plant was related to a contest of citations and orders referenced in Subpart B of 29 CFR Part 2700.
(3) The pending and instituted legal action for our Swan Pit was related to a contest of citations and orders referenced in Subpart B of 29 CFR Part 2700.